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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391, 333-23063, 333-26927, 333-35707,
333-35709, 333-45155, 333-45227, 333-49405, 333-78447, 333-86469, 333-59244,
333-59246 and 333-59742 of Cendant Corporation on Form S-3, Registration Statement Nos. 33-74066, 33-91658, 333-00475, 333-03237, 33-58896, 33-91656,
333-03241, 33-26875, 33-75682, 33-93322, 33-93372, 33-75684, 33-80834, 33-74068,
33-41823, 33-48175, 333-09633, 333-09655, 333-09637, 333-22003, 333-30649,
333-42503, 333-34517-2, 333-42549, 333-45183, 333-47537, 333-69505, 333-75303,
333-78475, 333-38638, 333-51544 and 333-58670 of Cendant Corporation on Form S-8
and Registration Statement No. 333-64738 on Form S-4 of our report dated January 29, 2001 (March 2, 2001 as to Note 27) relating to the consolidated financial statements of Avis Group Holdings, Inc. for the years ended December 31, 2000, 1999 and 1998 appearing in the Annual Report on Form 10-K of Avis Group Holdings, Inc. for the year ended December 31, 2000 and included in the Current Report on Form 8-K of Cendant Corporation dated April 18, 2001.




/s/ Deloitte & Touche LLP
New York, New York
July 19, 2001